Exhibit 99.1

Viasat Announces Reorganization of Senior Executive Team

Company Reaffirms Fiscal Year 2025 Financial Guidance

CARLSBAD, Calif., Jan. 22, 2025 — Viasat, Inc. (NASDAQ: VSAT), a global leader in satellite communications, today announced a restructuring of its Senior Executive Team to better position the company for long-term growth.

Effective today, January 22, Craig Miller, currently President of Global Space Networks, will become Senior Vice President, Strategic Initiatives. In his new role, Miller will work closely with Mark Dankberg, Viasat’s Chairman of the Board and CEO, regarding strategic growth initiatives. Girish Chandran, currently Chief Technology Officer, will take on additional responsibilities as President of Global Space Networks. Girish brings over 25 years of experience in satellite systems and technology to lead our Global Space Networks organization.

Additionally, as part of the reorganization, Guru Gowrappan, currently President, will be leaving the company, after serving in an advisory role through April to ensure a smooth transition. Gowrappan’s mutually agreed upon departure comes on the heels of leading the successful integration phase of Viasat’s acquisition of Inmarsat. Moving forward, the company has no current plans to replace the role of President.

“We are appreciative of Guru’s leadership integrating Inmarsat and achieving accelerated synergies,” said Dankberg. “Guru built a great team, oversaw consolidation of operations, and we wish him continued success in his future endeavors.”

Gowrappan added, “Leading Viasat through the successful integration of Inmarsat and playing a key role in positioning the company for future growth has been an incredibly rewarding journey. As I transition to my next chapter, I take pride in what we have accomplished together and look forward to seeing Viasat continue to thrive and make a meaningful impact around the world.”

The company is reaffirming fiscal year 2025 financial guidance, as shared during the last quarterly earnings announcement on November 6, 2024.

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About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are—on the ground, in the air or at sea, while building a sustainable future in space. In May 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on Facebook, Instagram, LinkedIn, X or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to reaffirming the company’s fiscal year 2025 financial guidance and its positioning for future growth. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of services on our ViaSat-

3 satellites; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; changes in the global business environment and economic conditions; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; and our level of indebtedness and ability to comply with applicable debt covenants. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

CONTACTS:

Lisa Curran/Peter Lopez, Investor Relations, IR@viasat.com

Jonathan Sinnatt, External Communications, PR@viasat.com